Exhibit 99.1

FOR IMMEDIATE RELEASE

Expedia, Inc. Reports Fourth Quarter Financial Results

and Announces Stock Repurchase Plan and Stock Split

•	Quarterly gross bookings of $1.38 billion, up 96% year over year
•	Net revenue of $164 million, up 100%
•	Net income of $21 million, 33 cents a share versus 8 cents per share a year-ago
•	Adjusted earnings of $31 million or 48 cents a share
•	Budgeted 2003 revenue growth of 43%, pre-tax income growth of 62% and adjusted pre-tax income growth of 42%
•	Board authorizes stock repurchase program of up to $200 million
•	Board authorizes two-for-one stock split

BELLEVUE, Washington – February 5, 2003 – Expedia, Inc. (NASDAQ: EXPE) today announced financial results for its fourth quarter and fiscal year ended December 31, 2002. Gross bookings of $1.38 billion for the fourth quarter were almost twice the bookings of the year-ago quarter. Quarterly net revenue also doubled to $164 million.

The company reported net income for the quarter of $21 million, or 33 cents a diluted share, on 64.8 million shares, up from net income of $5 million or 8 cents a diluted share for the year-ago period. Adjusted earnings were $31 million, or 48 cents a diluted share, and pre-tax adjusted earnings were $47 million, or 72 cents a diluted share. In the year-ago period, Expedia® reported pre-tax and after-tax adjusted earnings of $19 million, or 31 cents a diluted share.

Adjusted earnings exclude non-cash marketing expenses resulting from in-kind marketing contributions by USA Interactive, USAI merger related expenses and non-cash charges for amortization of intangibles and equity compensation expense. Exhibits 1 and 2 to this release provide a reconciliation of adjusted earnings to GAAP net income.

Expedia reports revenue and earnings for December quarter – 2

In addition, the company announced the authorization of the repurchase of up to $200 million of its common stock and the approval of a two-for-one split of its common stock.

“Results for the full year and for the fourth quarter are strong evidence that our strategy of focusing on the whole trip, rather than a single component, is bearing fruit,” said Richard Barton, President and CEO of Expedia. “Today, thanks to the breadth of our offerings coupled with our industry-leading dynamic packaging technology, our customers are enjoying a flexibility and control in planning their trips that they’ve never had before.”

Fourth Quarter Financial and Operating Highlights

“Expedia’s results reflect strong progress across all of our significant lines of business. Merchant lodging, agency air, international and vacation packages all had significant year-over-year growth,” said Greg Stanger, Senior Vice President and CFO. “This success has continued into 2003 as we have seen strong bookings momentum through the month of January. This start suggests a strong first quarter. In addition, our corporate travel business, which launched in November, is off to a good start, with more company registrations than we had anticipated.”

In the fourth quarter, merchant revenue rose 184% year-over-year to $97 million on increased revenue from Expedia® Special Rate hotels, the addition of the Classic Custom Vacations® (CCV) business in March of 2002 and growth in our packages business. Excluding CCV, merchant hotel revenue in the quarter increased 156% year-over-year, and the company reported 3.2 million total hotel room-nights stayed in the quarter, including 2.5 million merchant room-nights. Average daily room rates increased slightly sequentially, and rose 9% year-over-year excluding CCV, due to an increase in the percentage of rooms sold in higher-cost venues, such as Hawaii, Mexico, the Caribbean and Europe.

Agency revenue, which is primarily derived from the sale of airline tickets, rose 49% year-over-year to $63 million, while gross bookings grew 86%. The difference in growth rates is primarily attributable to a year-over-year decline in revenue per airline ticket.

Expedia reports revenue and earnings for December quarter – 3

International revenue rose 224% year-over-year, with particularly strong growth in Canada and the United Kingdom. Vacation packages revenue quadrupled year-over-year, or 170% excluding CCV.

Gross profit doubled year-over-year to $112 million while gross margin remained steady at 68%. Adjusted operating expenses declined to 42% of revenue from 46% of revenue the year earlier, largely as a result of lower relative G&A and product development expenses.

2002 Results

For the year ended December 31, Expedia reported gross bookings of $5.3 billion, an increase of 82% over calendar year 2001. Net revenue nearly doubled year-over-year to $591 million from $297 million. Net income was $66 million, or $1.04 a diluted share, compared with a loss of $21 million, or 43 cents a share for 2001. Adjusted earnings were $120 million, or $1.87 a diluted share. Pre-tax adjusted earnings were $169 million, or $2.64 a diluted share, compared with $53 million, or 89 cents a diluted share in calendar 2001.

Expedia finished the year with $584 million in cash and short-term investments, compared with $238 million at the end of 2001, and cash flow from operations was $327 million for the year.

2003 Operating Budget

The following table reflects Expedia’s expectations as of February 5, 2003. Results may be materially affected by many factors, such as changes in global economic conditions and the health of the travel industry, consumer spending, fluctuations in foreign-currency rates, the emerging nature and rate of growth of the Internet and online commerce, and other factors, including those identified in our SEC filings. The 2003 budget does not reflect an assumption of war or any other dramatic shock to the travel industry.

Expedia reports revenue and earnings for December quarter – 4

Expedia, Inc. 2003 Operating Budget

($ in millions except per share amounts; reconciliation of adjusted to GAAP in Exhibit 6)

	Q1	Q2	Q3	Q4	Total
Gross Bookings	$1,790	$1,925	$1,924	$1,819	$7,458
Revenues	186	212	228	219	845
PreTax Adjusted Income	44	61	69	66	240
Adjusted Income *	$29	$40	$44	$42	$155
Net Income	$16	$32	$36	$34	$118
EPS (Adjusted) *	$0.44	$0.58	$0.65	$0.62	$2.30
EPS (GAAP)	$0.24	$0.47	$0.53	$0.51	$1.76

*	Not comparable to prior periods.

The 2003 operating budget reflects a change in the way Expedia presents adjusted earnings to be consistent with majority shareholder USA Interactive’s presentation. Going forward, Expedia will tax-affect the adjustments to earnings in calculating its adjusted earnings numbers. The $2.30 per share adjusted earnings for 2003 in the operating budget, which reflects the new calculation, would correspond to $2.53 per share under the prior calculation. See Exhibit 6 for a reconciliation of the two methods.

Beginning with the first quarter of 2003, equity compensation to employees at all levels will include a combination of restricted stock and stock options. Also beginning in 2003, Expedia will adopt Statement of Financial Accounting Standards No. 123 and expense all equity compensation. This treatment is reflected in Expedia’s 2003 operating budget.

CEO Succession Plan

As reported in a separate release today, Erik Blachford, President, Expedia-North America, will succeed Mr. Barton as President, CEO and a director of Expedia effective March 31, 2003. Mr. Barton is leaving to travel with his family and is joining the board of USA Interactive.

Expedia reports revenue and earnings for December quarter – 5

Stock Repurchase and Stock Split

Expedia also announced that its board of directors has authorized the repurchase of up to $200 million of Expedia common stock. The company may purchase shares from time to time on the open market or through private transactions, depending on market conditions, share price and other factors.

In addition, the board approved a two-for-one stock split. Shareholders will receive one additional common share for every share held on the record date of February 24, 2003. The additional shares will be delivered on or about March 10, 2003, by the company’s transfer agent, Mellon Investor Services. The company currently has approximately 59 million shares outstanding.

“With cash and short-term investments of more than $580 million and strong free cash flow, we are able to implement this repurchase program without adversely affecting our internal investment plans,” said Mr. Stanger. “In addition, we believe that the split broadens the appeal and appropriateness of Expedia’s common stock for a larger base of investors.”

Relationship with Hotels.com

As Expedia and Hotels.com have a common controlling shareholder, Expedia previously has said that it would explore areas where it might work together with Hotels.com in a way that would benefit all Expedia customers and stockholders. Although there continue to be many areas of our business where Expedia has decided that it can best achieve its goals through separate strategies and practices, there have been instances where, fully consistent with its existing contractual agreements, it has worked cooperatively with Hotels.com, and it anticipates that it will continue to explore such possibilities in the future.

Recent Operating Highlights:

•	On November 17, 2002, Expedia launched Expedia® Corporate Travel, aimed at providing travelers and travel managers with more choice and control, while reducing the costs associated with managing business travel. With Expedia’s new corporate product, companies are able to save as much as 80 percent on business travel transaction costs, while benefiting from a unique combination of Expedia’s technology expertise and high-touch service in a single, complete solution.

Expedia reports revenue and earnings for December quarter – 6

•	Expedia’s technology enhancements in the quarter included enabling customers to book trips to multiple destinations, such as an island-hopping vacation to Hawaii or a multi-country European adventure. Expedia’s new multi-destination package feature is available for worldwide destinations and addresses the needs of travelers who want the flexibility to book flights, hotel, and car rentals in a single, convenient itinerary.

•	PC Magazine named Expedia its “Editors’ Choice” in a head-to-head review of online hotel booking sites, taking top honors for its “know-before-you-go” features, including virtual property tours and area-specific maps. In the October 15 issue, PC Magazine tested the hotel offerings of six travel sites and chose Expedia as the site that stands out among its peers. PC Magazine considered criteria such as search functionality, available hotels, room prices, and ease-of-use.

About Expedia, Inc.

Expedia, Inc. (NASDAQ: EXPE) is the world’s leading online travel service and the eighth largest travel agency in the U.S. Expedia’s award-winning Expert Searching and Pricing (ESP) technology delivers the most comprehensive flight options available online. ESP also allows customers to dynamically build complete trips that combine flights, Expedia Special Rate hotels and other lodging, ground transportation, and destination activities. Expedia operates Classic Custom Vacations, a leading wholesaler of premiere vacation packages to destinations such as Hawaii, Mexico, Europe and the Caribbean; and Metropolitan Travel, a corporate travel agency. Travelscape, Inc., wholly owned by Expedia, also operates as WWTE, a private-label online travel business that supplies car and hotel inventory to third parties. Expedia is a majority-owned subsidiary of USA Interactive (NASDAQ: USAI).

Notes on Attached Exhibits

•	Exhibit 1 outlines the three months ended December 31, 2002, consolidated Statements of Operations for Expedia, as compared with the prior-year numbers, including a reconciliation of non-GAAP financial measures to the comparable GAAP measures.

•	Exhibit 2 outlines the twelve-month consolidated Statements of Operations for Expedia, as compared with the prior-year numbers, including a reconciliation of non-GAAP financial measures to the comparable GAAP measures.

•	Exhibit 3 presents a consolidated balance sheet for Expedia.

•	Exhibit 4 presents a consolidated cash flow statement for Expedia.

•	Exhibit 5 outlines key operating metrics for Expedia and its subsidiaries.

•	Exhibit 6 presents a reconciliation of 2002 actual earnings and 2003 operating budget on a GAAP basis to adjusted earnings and includes an explanation of changes Expedia is making in the presentation of adjusted earnings going forward.

Expedia reports revenue and earnings for December quarter – 7

Expedia management believes that the presentation of the non-GAAP pre-tax and after-tax “adjusted earnings” in this press release and the exhibits to this press release are meaningful to investors because they provide a measure of the cash-generating nature of the on-going business by removing non-cash items that do not reflect actual cash expenditures, or by removing items that are non-recurring in nature and therefore don’t represent the on-going costs of doing business. Expedia management uses the adjusted earnings measures for the same purpose. Expedia believes that the presentation of EBITA in the exhibits to this press release is meaningful because it provides investors with a widely-accepted measure of performance that allows investors to make comparisons across companies and industries. A reconciliation of adjusted earnings and EBITA to GAAP net income is provided in Exhibits 1 and 2.

###

This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. Such statements can be identified by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or comparable terms. These statements are only predictions and actual results could differ materially from those anticipated in these statements based upon a number of factors including final adjustments made in closing the quarter and those identified in the company’s filings with the SEC.

Expedia, the airplane logo and Classic Custom Vacations are either registered trademarks or trademarks of Expedia, Inc. in the U.S., Canada and other countries. The names of actual companies and products mentioned herein may be trademarks of their respective owners.

For investor information about Expedia, Inc.:

Marj Charlier, Director of Investor Relations, (425) 564-7666

or call our Investor Relations team at (425) 564-7233

For more information, press only:

Darcy Bretz, Edelman Public Relations, (312) 240-2619

darcy.bretz@edelman.com or visit http://expedia.com/daily/press

Exhibit 1

Statements of Operations

Expedia, Inc.

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31, 2002 (A)				Three Months Ended December 31, 2001
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Agency	$62,781			$62,781	$42,266			$42,266
Merchant (B)	97,307			97,307	34,321			34,321
Advertising and other	3,824			3,824	5,175			5,175

Total revenues	163,912			163,912	81,762			81,762

Cost of revenues:
Agency	23,237			23,237	15,310			15,310
Merchant (B)	28,082			28,082	9,816			9,816
Advertising and other	696			696	754			754

Total cost of revenues	52,015			52,015	25,880			25,880

Gross profit	111,897			111,897	55,882			55,882

Gross profit %	68.3%			68.3%	68.3%			68.3%

Operating expenses:
Product development	10,343			10,343	6,443			6,443
Sales and marketing	47,503	(3,342	)(C)	44,161	22,287			22,287
General and administrative	14,269			14,269	8,696			8,696
Amortization of goodwill and intangibles	4,538	(4,538	)(D)	—	9,905	(9,905	)(D)	—
Recognition of stock-based compensation	1,152	(1,152	)(E)	—	2,424	(2,424	)(E)	—

Total operating expenses	77,805	(9,032)		68,773	49,755	(12,329)		37,426

Income from operations	34,092	9,032		43,124	6,127	12,329		18,456
Net interest income and other	3,701			3,701	1,214			1,214
Share of joint venture net loss	(193)			(193)	(769)			(769)
USAI merger-related expense	(729)	729		—	(1,350)	1,350		—

Pretax income	36,871	9,761		46,632	5,222	13,679		18,901
Provision for income taxes	(15,436)			(15,436)

NET INCOME	$21,435	$9,761		31,196	$5,222	$13,679		18,901

Net interest income and other				(3,701)				(1,214)
Provision for income taxes				15,436				—
Share of joint venture net loss				193				769

EBITA (F)				$43,124				$18,456

Pre-tax income per share:
Basic				$0.80				$0.36

Diluted				$0.72				$0.31

NET INCOME per share:
Basic	$0.37			$0.54	$0.10			$0.36

Diluted	$0.33			$0.48	$0.08			$0.31

Weighted average # of shares outstanding:
Basic	58,207			58,207	52,010			52,010

Diluted	64,806			64,806	61,945			61,945

(A)	The financial results presented for the period ended December 31, 2002 includes the operations of Classic Custom Vacations, acquired March 9, 2002, Metropolitan Travel Inc., acquired July 13, 2002 and Newtrade Technologies Inc. acquired October 28, 2002.
(B)	Merchant amounts are reported on a net basis.
(C)	Non-cash marketing expense resulting from contribution by USA Interactive, Inc.
(D)	Amortization of acquired goodwill and intangibles.
(E)	Non-cash stock-based compensation expense.
(F)	Adjusted EBITA is defined as adjusted net income minus net interest income and other; and plus,

(1) provision for income taxes and (2) share of joint venture net losses.

Expedia has changed its presentation from EBITDA to EBITA to be consistent with USA Interactive.

Exhibit 2

Statements of Operations

Expedia, Inc.

(in thousands, except per share amounts)

(unaudited)

	Year Ended December 31, 2002 (A)				Year Ended December 31, 2001
	GAAP	Adjustments		Adjusted	GAAP	Adjustments	Adjusted
	(B)				(B)
Revenues:
Agency	$231,817			$231,817	$158,794		$158,794
Merchant (B)	339,137			339,137	108,603		108,603
Advertising and other	19,644			19,644	29,539		29,539

Total revenues	590,598			590,598	296,936		296,936

Cost of revenues:
Agency	87,771			87,771	61,357		61,357
Merchant (B)	98,770			98,770	28,813		28,813
Advertising and other	2,726			2,726	3,245		3,245

Total cost of revenues	189,267			189,267	93,415		93,415

Gross profit	401,331			401,331	203,521		203,521

Gross profit %	68.0%			68.0%	68.5%		68.5%

Operating expenses:
Product development	36,532			36,532	27,202		27,202
Sales and marketing	172,758	(13,062	) (C)	159,696	99,740		99,740
General and administrative	46,603			46,603	26,764		26,764
Amortization of goodwill and intangibles	22,017	(22,017	) (D)	—	50,771	(50,771)	—
Recognition of stock-based compensation	6,562	(6,562	) (E)	—	16,404	(16,404)	—

Total operating expenses	284,472	(41,641)		242,831	220,881	(67,175)	153,706

Income (loss) from operations	116,859	41,641		158,500	(17,360)	67,175	49,815
Net interest income and other	11,276			11,276	4,325		4,325
Share of joint venture net loss	(711)			(711)	(769)		(769)
USAI merger-related expense	(11,566)	11,566		—	(7,691)	7,691	—

Pretax income (loss)	115,858	53,207		169,065	(21,495)	74,866	53,371
Provision for income taxes	(49,543)			(49,543)

NET INCOME (LOSS)	$66,315	53,207		119,522	$(21,495)	74,866	53,371

Net interest income and other				(11,276)			(4,325)
Provision for income taxes				49,543			—
Share of joint venture net loss				711			769

EBITA (F)				$158,500			$49,815

Pre-tax Income (Loss) per share:
Basic				$2.99			$1.07

Diluted				$2.64			$0.89

NET INCOME (LOSS) per share:
Basic	$1.17			$2.11	$(0.43)		$1.07

Diluted	$1.04			$1.87	$(0.43)		$0.89

Weighted average # of shares outstanding:
Basic	56,536			56,536	49,821		49,821

Diluted	63,986			63,986	49,821		60,215

(A)	The financial results presented for the period ended December 31, 2002 includes the operations of Classic Custom Vacations, acquired March 9, 2002, Metropolitan Travel Inc., acquired July 13, 2002 and Newtrade Technologies Inc. acquired October 28, 2002.
(B)	Merchant amounts are reported on a net basis.
(C)	Non-cash marketing expense resulting from contribution by USA Interactive, Inc.
(D)	Amortization of acquired goodwill and intangibles.
(E)	Non-cash stock-based compensation expense.
(F)	Adjusted EBITA is defined as adjusted net income minus net interest income and other; and plus,

(1) provision for income taxes and (2) share of joint venture net losses.

Expedia	has changed its presentation from EBITDA to EBITA to be consistent with USA Interactive.

Exhibit 3

Condensed Consolidated Balance Sheets

Expedia, Inc.

(in thousands)

(unaudited)

	December 31, 2002	December 31, 2001
ASSETS
Current assets:
Cash and cash equivalents	$218,219	$238,374
Marketable securities	365,790	0
Accounts receivable, net	35,741	17,649
Prepaid merchant bookings	12,435	8,726
Prepaid expenses and other current assets	12,667	7,192

Total current assets	644,852	271,941

Property and equipment, net	30,368	21,447
Investment and restricted deposits	15,739	12,897
Intangible assets, net	44,668	19,380
Goodwill, net	130,545	78,890

Total assets	$866,172	$404,555

LIABILITIES
Current liabilities:
Accounts payable	$39,159	$34,097
Accrued expenses	180,628	66,818
Deferred merchant bookings	149,348	52,965
Unearned revenue	4,772	1,574

Total current liabilities	373,907	155,454

STOCKHOLDERS’ EQUITY
Common stock	244	529
Class B common stock	345	0
Stockholder warrants	77,839	0
Additional paid-in-capital	505,647	448,998
Contribution from parent	95,443	0
Contribution receivable from parent	(62,234)	0
Unearned stock-based compensation	(4,672)	(9,681)
Retained deficit	(124,631)	(190,946)
Accumulated other comprehensive income	4,284	201

Total stockholders’ equity	492,265	249,101

Total liabilities and stockholders’ equity	$866,172	$404,555

Exhibit 4

Condensed Consolidated Cash Flow Statements

Expedia, Inc.

(in thousands)

(unaudited)

	Year Ended
	December 31, 2002	December 31, 2001
Operating activities:
Net income (loss)	$66,315	$(21,495)
Adjustments to reconcile net income to net cash provided by operating activities	120,431	86,683
Cash provided by changes in operating assets and liabilities, net of acquisitions	140,578	74,420

Net cash provided by operating activities	327,324	139,608

Investing activities:
Purchase of marketable securities, net	(362,127)	—
Additions to property and equipment, net	(21,963)	(21,546)
Acquisition of companies	(59,574)	509
Funding of investments and restricted deposits, net	(539)	(9,140)

Net cash used in investing activities	(444,203)	(30,177)

Financing activities:
USAI transaction related costs	(11,566)	(7,691)
Net proceeds from issuance of common stock and common stock warrants	51,166	1,609
Net proceeds from exercise of options	36,984	18,504
Net contribution from parent	20,147	—
Repayment of notes payable	—	(1,764)

Net cash provided by financing activities	96,731	10,658

Effect of foreign exchange rate changes on cash and cash equivalents	(7)	35

Net increase (decrease) in cash and cash equivalents	(20,155)	120,124
Cash and cash equivalents at beginning of period	238,374	118,250

Cash and cash equivalents at end of period	$218,219	$238,374

Exhibit 5

Key Operating Metrics

(In Thousands, except ADR)

(unaudited)

	Three months ended
	Dec. 31, 2001	Mar. 31, 2002	Jun. 30, 2002	Sep. 30, 2002	Dec. 31, 2002	Year-over- year
Gross Bookings
Total gross bookings (A)	$704,000	$1,107,000	$1,335,000	$1,466,000	$1,380,000	96%

Agency gross bookings	540,000	797,000	937,000	1,042,000	1,002,000	86%
Merchant gross bookings (includes CCV)	164,000	310,000	398,000	424,000	378,000	130%
CCV gross bookings		18,000	82,000	67,000	42,000	n/a

International gross bookings	48,000	85,000	94,000	138,000	123,000	156%
US gross bookings	656,000	1,022,000	1,241,000	1,328,000	1,257,000	92%

Additional metrics
Revenue from packages	$11,573	$25,456	$41,527	$49,881	$46,912	305%
Total room nights stayed	1,522	2,042	2,627	3,207	3,168	108%
Merchant room nights stayed	1,178	1,644	2,077	2,602	2,522	114%
Merchant hotel average daily rate (excludes CCV)	$109	$118	$120	$114	$119	9%

Customers
Average monthly Media Metrix reach (B)	9,238	11,242	12,161	12,615	11,392	23%
Expedia.com conversion (C)	5.2%	5.8%	6.3%	6.7%	6.8%	31%
Expedia new purchasing customers (D)	870	1,316	1,529	1,693	1,528	76%
Expedia cumulative purchasing customers (E)	6,294	7,610	9,139	10,832	12,360	n/a
Expedia quarterly unique purchasing customers (F)	1,383	1,874	2,217	2,492	2,225	61%

(A)	Gross bookings represents the total value of travel booked through the Expedia and WWTE sites, Classic Custom Vacations and Metropolitan Travel since acquisition.
(B)	Average monthly Media Metrix reach represents the unduplicated reach for the Expedia sites.
(C)	Conversion represents the monthly average Expedia.com unique monthly purchasers divided by the monthly average Media Metrix reach for the Expedia.com site.
(D)	Expedia new purchasing customers represents the number of new customers transacting through the Expedia sites in a quarter.
(E)	Expedia cumulative purchasing customers represents the cumulative number of customers that have ever transacted through the Expedia sites as of the end of a quarter.
(F)	Expedia quarterly unique purchasing customers represents the number of unique customers transacting through the Expedia sites over the course of a quarter.

Exhibit 6

Reconciliation of GAAP to Adjusted Earnings

and of Adjusted Earnings to 2003 Method of Calculating Adjusted Earnings (A)

Expedia, Inc.

(in millions, except per share amounts)

(unaudited)

	2002 Actual Results					2003 Operating Budget
	Q102	Q202	Q302	Q402	2002	Q103	Q203	Q303	Q403	2003
Per 2002 Methodology

Net income – GAAP	$5.7	$19.1	$20.1	$21.4	$66.3	$16.1	$31.5	$36.0	$34.5	$118.1
Provision for income tax	4.6	14.1	15.4	15.4	49.5	9.6	18.6	21.2	20.4	69.8

Pre-tax GAAP income	10.3	33.2	35.5	36.8	115.8	25.7	50.1	57.2	54.9	187.9

Pre-tax adjustments:
Amortization of non-cash marketing expense	1.5	4.3	3.9	3.3	13.0	3.7	3.8	3.7	3.8	15.0
Non-recurring items	9.9	.0	1.0	.7	11.6	.0	.0	.0	.0	.0
Amortization of intangibles	8.8	4.2	4.5	4.5	22.0	5.3	3.6	3.6	3.6	16.1
Recognition of stock-based compensation	2.5	1.5	1.3	1.3	6.6	9.5	3.8	3.8	3.6	20.7

Total	22.7	10.0	10.7	9.8	53.2	18.5	11.2	11.1	11.0	51.8

Pre-tax adjusted earnings	33.0	43.2	46.2	46.6	169.0	44.2	61.3	68.3	65.9	239.7
Provision for income tax	4.6	14.1	15.4	15.4	49.5	9.6	18.6	21.2	20.4	69.8

Adjusted earnings (before tax effect of adjustments)	$28.4	$29.1	$30.8	$31.2	$119.5	$34.6	$42.7	$47.1	$45.5	$169.9

Diluted EPS
GAAP	$0.09	$0.29	$0.32	$0.33	$1.04	$0.24	$0.47	$0.53	$0.51	$1.76

Adjusted	$0.46	$0.45	$0.49	$0.48	$1.87	$0.52	$0.64	$0.70	$0.67	$2.53

Effective tax rates
GAAP	45%	42%	43%	42%	43%	37%	37%	37%	37%	37%
Adjusted	14%	33%	33%	33%	29%	22%	30%	31%	31%	29%

Per 2003 Methodology

Adjusted earnings – per 2002 methodology	28.4	29.1	30.8	31.2	119.5	34.6	42.7	47.1	45.5	169.9
Tax effect of adjustments (B)	4.1	2.3	2.6	2.3	11.3	5.2	3.4	3.4	3.4	15.4

Adjusted earnings (C)	24.3	26.8	28.2	28.9	108.2	29.4	39.3	43.7	42.1	154.5

Diluted EPS – adjusted	$0.40	$0.42	$0.45	$0.45	$1.69	$0.44	$0.59	$0.65	$0.62	$2.30

Effective adjusted tax rate	26%	38%	39%	38%	36%	34%	36%	36%	36%	35%

(A)	Expedia believes that the presentation of the non-GAAP “Adjusted earnings” is meaningful to investors because it provides a measure of the cash-generating nature of the on-going business by removing non-cash items and non-recurring items that don't represent the on-going costs of doing business. Expedia management uses the adjusted earnings measures for the same purpose.
(B)	The tax effect is computed by using Expedia’s effective statutory rate of 35.5% and applying it to the portion of the adjustments that are deductible for Federal income tax purposes. As a result, the amortization of intangibles associated with the Travelscape and VacationSpot acquisitions, along with the stock-based compensation associated with the Microsoft options that converted to Expedia options upon our initial public offering, are not included in the calculation of the tax effect.
(C)	Expedia has historically presented “Adjusted Earnings” and “Adjusted EPS” before the tax effect of the adjusted items. Going forward, management intends to utilize the “Adjusted Earnings” and “Adjusted EPS” numbers after an effect has been given to the tax impact of these adjustments on the tax provision. The 2002 Actual Results have been recomputed under this new “2003 methodology” in order to provide comparability to the 2003 Operating Budget. In addition, management has also recomputed the 2003 Operating Budget numbers in order to provide comparability to the preliminary budget numbers presented in our October 23, 2002 press release.